Exhibit 10.19

CERTIFICATE OF DESIGNATION

OF

ASPIRE BIOPHARMA, INC.

SERIES A PREFERRED STOCK

On behalf of Aspire Biopharma, Inc., a Puerto Rico corporation (the “Company”), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Company (the “Board”):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Company (the “Articles of Incorporation”), there is hereby created, out of authorized but unissued shares of preferred stock, par value $0.0001 per share, of the Company authorized by the Articles of Incorporation (“Preferred Stock”) and further resolutions, a series of Series A Preferred Stock, consisting of up to Twenty Five Million (25,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

1. Designation. This series of Preferred Stock shall be designated and known as “Series A Preferred Stock.” The number of shares constituting the Series B Preferred Stock shall be up to twenty five million (25,000,000) shares.

2. Conversion of Series A Preferred Stock. All shares of Series A Preferred Stock shall be convertible to Common Stock as follows:

a. Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, in conjunction with an IPO or liquidity event, at the option of the Holder thereof, into that number of shares of Class A Common Stock of the Company (the “Common Stock”), on a one-for-one basis (i.e. one share of Series A Preferred Stock can be exchanged for one share of Common Stock) Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) upon official notice from the Company of an IPO or liquidity event. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or email such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is delivered. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b. By resolution or other similar means, the Company may provide that Series A Preferred Stock is converted to Common Stock without a physical or electronic exchange of shares, and such provision shall be duly noted in the Company’s official records (including the stock registry) and be of full effect upon such resolution.

c. Mandatory Conversion. If, for a period of ten (10) consecutive trading days, the closing bid price for the Company’s Common Stock is not less than 150% of the of the per-share price for the Company’s initial underwritten registered public offering on a national securities exchange, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of thereof, the Company may, at its option and upon a written notice (each such notice, a “Mandatory Notice”) given to all holders of Series A Preferred Stock not less than two (2) business days following the completion of such 10-trading-day period, effect the mandatory conversion, of an aggregate number of then issued and outstanding shares of Series A Preferred Stock as are convertible to a number of shares of Common Stock equal to thirty-percent (30%) of the total trading volume for the Company’s Common Stock in the previous ten (10) trading days. Upon issuance of a Mandatory Notice, each holder of Series A Preferred Stock acknowledges that their pro rata share of Series A Preferred Stock will be converted as set forth in this paragraph. The pro rata share of Series A Preferred Stock to be converted for each such holder shall be calculated by dividing the number of shares of Series B Preferred Stock originally issued to such holder by the total number of shares of Series A Preferred Stock originally issued to all holders. After the Company has given a Mandatory Notice, any and all subsequent Mandatory Notices may be given not less than ten (10) trading days after the previous Mandatory Notice.

d. Expenses of Conversion. All incidental expenses related to the conversion of Series A Preferred Stock to Common Stock, including transfer agent fees and the cost of any required legal opinions, shall be borne by the Company.

3. Voting. The Series A Preferred Stock shall be non-voting Stock.

4. Amendment. Any amendment to this Certificate of Designation shall not be adopted by the Company without the affirmative written consent of the holders of not less than a majority of the shares of Series A Preferred Stock then issued and outstanding.

5. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock. For clarification purposes, this provision constitutes a separate right granted to each holder by the Company and negotiated separately by each holder, and is intended for the Company to treat all holders of the Series A Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series A Preferred Stock or otherwise.

6. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF the undersigned has signed this Designation this ______day of October, 2023.

ASPIRE BIOPHARMA, INC.

By:	/s/ Kraig Higginson
Kraig Higginson, President

Annex A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of common stock of Aspire Biopharma, Inc, a Puerto Rico corporation (the “Company”), according to the conditions hereof, and as set forth in the Certificate of Designation of which this Annex A is a part, as of the date written below. No fee will be charged to the shareholders of Series A Preferred Stock for any conversions. Series A Preferred Stock will only be converted to common stock in the same shareholder name as found on the Series A Preferred Stock.

Date to Effect Conversion: _______________________________________________ _

Number of Series A Preferred Stock shares owned prior to Conversion: _________________________________________ _

Number of Series A Preferred Stock shares to be Converted to Common: _________________________________ _

Address of shareholder of Series A Preferred Stock to be Converted: _________________________________ _

Email Address of shareholder: _________________________________ _

Name of shareholder (please print):_________________________________ _

Signature of shareholder: _________________________________ _

Name and Title of signer (if signing for legal entity): _________________________________ _

DWAC/DRS Instructions (only if applicable):

Broker No.: ______________________ _

Account No:______________________